EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Giovanni Barbarossa, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Avanex Corporation on Form 10-K for the fiscal year ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Avanex Corporation.

Date: September 5, 2008

By:	/S/ GIOVANNI BARBAROSSA
Name:	Giovanni Barbarossa
Title:	Interim Chief Executive Officer

I, Mark Weinswig, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Avanex Corporation on Form 10-K for the fiscal year ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Avanex Corporation.

Date: September 5, 2008

By:	/S/ MARK WEINSWIG
Name:	Mark Weinswig
Title:	Interim Chief Financial Officer